Exhibit 99.1

Newell Brands Announces Tender Offers for $1.5 Billion of Outstanding Debt

HOBOKEN, NJ – December 4, 2018 – Newell Brands Inc. (NYSE: NWL) (the “Company” or “Newell Brands”) announced today that it has commenced debt tender offers to purchase for cash (i) any and all of the Company’s outstanding securities listed in Table I below (the “Any and All Notes”) (such offer, the “Any and All Offer”), and (ii) up to the Maximum Waterfall Tender Amount (as defined below) in aggregate principal amount of the Company’s outstanding securities listed in Table II below (collectively, the “Waterfall Notes” and, together with the Any and All Notes, the “Securities”), subject to the Acceptance Priority Levels as defined below (such offer, the “Waterfall Offer”). The “Maximum Waterfall Tender Amount” is an aggregate principal amount equal to $1.5 billion less the aggregate principal amount of the Any and All Notes validly tendered and accepted for purchase in the Any and All Offer. The tender offers are intended to allow the Company to repurchase the Securities and reduce the amount and cost of the Company’s outstanding indebtedness. The Company expects to fund the tender offers with the proceeds from divestitures under the Company’s Accelerated Transformation Plan (including the divestitures of the Pure Fishing and Jostens businesses, if consummated), together with available cash on hand.

Table I

Securities Subject to the Any And All Offer

Title of Security(1)	Principal Amount Outstanding	CUSIP/ISIN	Early Tender Premium(2)	Reference U.S. Treasury Security	Bloomberg Reference Page/Screen	Fixed Spread (basis points)
3.150% Notes due 2021	$350,000,000	CUSIP: 651229 AU0 ISIN: US651229AU09	$50	1.250% UST due 03/31/21	PX5	30

(1) The Total Consideration will be determined taking into account the par call date, if applicable, for such series of Securities.

(2) The Total Consideration payable for each $1,000 principal amount of Securities validly tendered at or prior to the Early Tender Deadline and accepted for purchase by us includes the applicable Early Tender Premium. In addition, holders whose Securities are accepted will also receive accrued interest on such Securities.

Table II

Securities Subject to the Waterfall Offer

Title of Security(1)	Principal Amount Outstanding	CUSIP/ISIN	Acceptance Priority Level	Early Tender Premium(2)	Reference U.S. Treasury Security	Bloomberg Reference Page/Screen	Fixed Spread (basis points)
5.500% Notes due 2046	$1,750,000,000	CUSIP: 651229 AY2 ISIN: US651229AY21	1	$50	3.000% UST due 08/15/48	PX1	265
3.900% Notes due 2025	$300,000,000	CUSIP: 651229 AS5 ISIN: US651229AS52	2	$50	3.125% UST due 11/15/28	PX1	180
5.375% Notes due 2036	$500,000,000	CUSIP: 651229 AX4 ISIN: US651229AX48	3	$50	3.000% UST due 08/15/48	PX1	240
4.200% Notes due 2026	$2,000,000,000	CUSIP: 651229 AW6 ISIN: US651229AW64	4	$50	3.125% UST due 11/15/28	PX1	165
3.850% Notes due 2023	$1,750,000,000	CUSIP: 651229 AV8 ISIN: US651229AV81	5	$50	2.875% UST due 11/30/23	PX1	138

(1) The Total Consideration will be determined taking into account the par call date, if applicable, for such series of Securities.

(2) The Total Consideration payable for each $1,000 principal amount of Securities validly tendered at or prior to the Early Tender Deadline and accepted for purchase by us includes the applicable Early Tender Premium. In addition, holders whose Securities are accepted will also receive accrued interest on such Securities.

221 River Street Hoboken, NJ 07030	NYSE: NWL www.newellbrands.com

+1 (201) 610-6600	1

Subject to the Maximum Waterfall Tender Amount, the amounts of each series of Waterfall Notes that are purchased in the Waterfall Offer will be determined in accordance with the acceptance priority levels specified in Table II above (the “Acceptance Priority Levels”), with 1 being the highest Acceptance Priority Level and 5 being the lowest Acceptance Priority Level.

The tender offers are being made pursuant to, and are subject to the satisfaction or waiver of the terms and conditions, including a financing condition relating to the receipt of net proceeds from the completion of the Pure Fishing and Jostens divestitures, set forth in the Offer to Purchase, dated December 4, 2018, and the related Letter of Transmittal (as they may each be amended or supplemented from time to time, the “Offer Documents”). The tender offers will expire at midnight, New York City time, at the end of January 3, 2019, unless extended or terminated (the “Expiration Date”). Tenders of Securities may be properly withdrawn at any time at or prior to 5:00 p.m., New York City time, on December 18, 2018, but may not be properly withdrawn thereafter, except where additional withdrawal rights are required by law.

Holders of Securities that are validly tendered and not properly withdrawn at or prior to 5:00 p.m., New York City time, on December 18, 2018 (unless extended, the “Early Tender Deadline”) and accepted for purchase will receive the applicable Total Consideration, which includes the applicable early tender premium specified in the applicable table above (the “Early Tender Premium”). Payment for Securities that are validly tendered and not properly withdrawn at or prior to the Early Tender Deadline and accepted for purchase will be made as soon as reasonably practicable following the Early Tender Deadline (such date with respect to the applicable Offer, the “Early Settlement Date”). The Company expects that the Early Settlement Date will be December 26, 2018, the fourth business day after the Price Determination Date. Holders of Securities who validly tender their Securities following the Early Tender Deadline and at or prior to the Expiration Date will only receive the applicable “Tender Offer Consideration” for Securities accepted for purchase, which is equal to the applicable Total Consideration minus the applicable Early Tender Premium.

The prices to be paid for each series of Securities subject to the tender offers and accepted for purchase will be determined at 11:00 a.m., New York City time, on the first business day following the Early Tender Deadline (as it may be extended with respect to the applicable offer, the “Price Determination Date”). Promptly after 11:00 a.m., New York City time, on the Price Determination Date, the Company will issue a press release specifying, among other things, the Total Consideration for each series of Securities and the aggregate principal amount of Securities validly tendered at or prior to the applicable Early Tender Deadline and accepted for purchase.

Payments for Securities purchased will include accrued and unpaid interest from and including the last interest payment date applicable to the relevant series of Securities up to, but not including, the applicable settlement date for such Securities accepted for purchase.

If the Waterfall Offer is not fully subscribed as of the Early Tender Deadline, subject to the Maximum Waterfall Tender Amount, Waterfall Notes validly tendered and not properly withdrawn at or prior to the Early Tender Deadline will be accepted for purchase in priority to other Waterfall Notes tendered following the Early Tender Deadline, even if such Waterfall Notes tendered following the Early Tender Deadline have a higher Acceptance Priority Level than Waterfall Notes tendered at or prior to the Early Tender Deadline.

221 River Street Hoboken, NJ 07030	NYSE: NWL www.newellbrands.com

+1 (201) 610-6600	2

Waterfall Notes of a series may be subject to proration if the aggregate principal amount of the Waterfall Notes of such series validly tendered and not properly withdrawn would cause the Maximum Waterfall Tender Amount to be exceeded. Furthermore, if the Waterfall Offer is fully subscribed as of the Early Tender Deadline, holders who validly tender Waterfall Notes following the Early Tender Deadline will not have any of their Waterfall Notes accepted for purchase.

Newell Brands’ obligation to accept for payment and to pay for the Securities validly tendered in the tender offers is subject to the satisfaction or waiver of the conditions, including a financing condition relating to the receipt of net proceeds from the completion of the Pure Fishing and Jostens divestitures, described in the Offer to Purchase.

The Company also intends to call for redemption all of its 3.150% Notes due 2021 (the “2021 Notes”) not tendered in the Any and All Offer in accordance with the terms and at the redemption price, plus accrued and unpaid interest to, but not including, the date of redemption, stated in the 2021 Notes and the indenture governing the 2021 Notes. The Company may deliver such notice at any time prior to or after the Expiration Date. However, no assurance can be given that such 2021 Notes will be redeemed as contemplated or at all. Neither the Offer to Purchase nor the accompanying Letter of Transmittal constitute a notice of redemption.

Goldman Sachs & Co. LLC is serving as the Lead Dealer Manager, and RBC Capital Markets, LLC and Wells Fargo Securities, LLC are serving as Co-Dealer Managers, in connection with the tender offers. The information agent and tender agent is Global Bondholder Services Corporation. The full details of the tender offers, including complete instructions on how to tender Securities, are included in the Offer Documents. Holders are strongly encouraged to read carefully the Offer Documents, including materials incorporated by reference therein, because they will contain important information. Copies of the Offer Documents and related offering materials are available by contacting the information agent at (212) 430-3774 (banks and brokers) or (866) 807-2200 (all others). Questions regarding the tender offers should be directed to Goldman Sachs & Co. LLC, Liability Management Group, at (212) 357-0215 or (800) 828-3182 (toll free).

None of the Company or its affiliates, their respective boards of directors, the dealer managers, the information agent and tender agent or the trustee with respect to any Securities is making any recommendation as to whether holders should tender any Securities in response to the tender offers, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Securities, and, if so, the principal amount of Securities to tender.

This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The tender offers are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

About Newell Brands

Newell Brands (NYSE: NWL) is a leading global consumer goods company with a strong portfolio of well-known brands, including Paper Mate®, Sharpie®, Dymo®, EXPO®, Parker®, Elmer’s®, Coleman®, Marmot®, Oster®, Sunbeam®, FoodSaver®, Mr. Coffee®, Graco®, Baby Jogger®, NUK®, Calphalon®, Rubbermaid®, Contigo®, First Alert®, and Yankee Candle®. For hundreds of millions of consumers, Newell Brands makes life better every day, where they live, learn, work and play.

221 River Street Hoboken, NJ 07030	NYSE: NWL www.newellbrands.com

+1 (201) 610-6600	3

This press release and additional information about Newell Brands are available on the company’s website, www.newellbrands.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These “forward-looking statements” are statements other than statements of historical fact and may include, among other things, statements in relation to the Company’s current expectations and beliefs as to its ability to consummate the tender offers and redemption, including the timing, size, pricing or other terms of the tender offers, and other future events. All information set forth in this release is as of the date hereof. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. Actual results are subject to a number of risks and uncertainties and may differ materially from the current expectations and beliefs discussed in this press release. Certain potential factors, risks and uncertainties that could affect the Company’s business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements include the Company’s ability to complete the tender offers and satisfy the conditions thereto, and other potential factors, risks and uncertainties under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in its Annual Report on Form 10-K for the year ended December 31, 2017 and its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018, which are on file with the Securities and Exchange Commission (“SEC”) and available at the SEC’s website at www.sec.gov.

Contacts:

Investors:

Nancy O’Donnell

SVP, Investor Relations and Communications

+1 (201) 610-6857

nancy.odonnell@newellco.com

Media:

Claire-Aude Staraci

Director, External Communications

+1 (201) 610-6717

claireaude.staraci@newellco.com

221 River Street Hoboken, NJ 07030	NYSE: NWL www.newellbrands.com

+1 (201) 610-6600	4